Exhibit 99.1

Parker Drilling Acquires International Tubular Services Limited,

A Premier International Rental Tools and Well Services Provider

HOUSTON, April 22, 2013 – Parker Drilling Company (NYSE-PKD), an international drilling contractor and drilling services and rental tools provider, announced today the acquisition of International Tubular Services Limited and certain affiliates (ITS), subsidiaries of ITS Tubular Services (Holdings) Limited, a privately held international rental tools and well services company. In line with Parker’s strategic goal to offer additional integrated products, services and expertise to international energy exploration and production (E&P) operators and drilling contractors, the acquisition significantly expands Parker’s Rental Tools business to include ITS’ strong customer base in growing international markets and additional well services. The business combination also creates opportunities to increase financial performance by leveraging operating costs and realizing tax benefits.

ITS is a leading independent provider of rental tools and well services with 2012 annual revenues of $119 million. Principal activities are renting drilling tubulars and pressure control equipment and providing casing running and fishing services. ITS serves an extensive customer base of E&P companies, drilling contractors and service companies from 22 operating facilities primarily located in the Middle East, Latin America, U.K. and Europe, and the Asia-Pacific region. Under the terms of the agreement, Parker paid $125 million for ITS. An initial purchase price of $101 million was paid at the closing and an additional $24 million was deposited into an escrow account, which will either be paid to ITS Tubular Services (Holdings) Limited as additional purchase price when certain consents are obtained or, in certain circumstances, released to Parker. The transaction was financed with a $125 million term loan provided by Goldman Sachs Bank USA.

“Today we are further investing in a business segment we know well and an international rental tools growth strategy that we’ve focused on for some time,” said Gary Rich, president and chief executive officer of Parker Drilling. “ITS is one of the industry’s leading independent international rental tools and well service companies with a broad footprint and a strong portfolio of products and service capabilities. By expanding our geographic presence and services offering, we are positioning ourselves to better serve the growing needs of international E&P operators and drilling contractors.”

Joe Chandler, previously chief executive officer of International Tubular Services (Holdings) Limited and now vice president of Parker’s International Rental Tools business unit, commented, “This is an exciting combination. With the support of Parker, ITS is now in a better condition to provide the best solutions for our customers. As part of Parker, a company with a respected reputation, financial strength, process discipline and dedication to people, we expect to continue to grow our ability to deliver premier rental tools services on a global scale.”

“This acquisition creates immediate advantages for Parker,” Mr. Rich said. “It increases our geographic and product line diversity and enhances our ability to deliver innovative, reliable and efficient results to our customers. We are confident this transaction will provide attractive financial returns and compelling cost and tax benefits that will improve profitability and drive increased value for our shareholders.”

For this transaction, Goldman, Sachs & Co. acted as financial advisor, Ernst &Young LLP provided advisory services, and Baker Botts LLP acted as Parker’s legal advisor.

Conference Call Information:

Parker Drilling has scheduled a conference call for 12:30 p.m. CDT (1:30 p.m. EDT) on Monday, April 22, 2013, to review the announced acquisition. Those interested in listening to the call by telephone may do so by dialing (480) 629-9835. International callers may dial (877) 941-0844. The call can also be accessed through the Investor Relations section of the Company’s website at http://www.parkerdrilling.com. A replay of the call can be accessed on the Company’s website for 12 months and will be available by telephone from April 22 through April 29 by dialing (303) 590-3030 and using the access code 4613302#. Supporting material concerning the acquisition will be accessible on the Parking Drilling website at the time of the conference call.

Company Description: Parker Drilling

Parker Drilling (NYSE: PKD) provides high-performance contract drilling solutions, rental tools and project management services to the energy industry. Parker Drilling’s rig fleet includes 23 land rigs and two offshore barge rigs in international locations, 12 barge rigs in the U.S. Gulf of Mexico, and two land rigs in the U.S. The Company’s rental tools business supplies premium equipment to operators on land and offshore in the U.S. and international markets. Parker Drilling also performs contract drilling for customer-owned rigs and provides technical services addressing drilling challenges for E&P customers worldwide. More information about Parker Drilling can be found at http://www.parkerdrilling.com, including operating status reports for the Company’s Rental Tools segment and its international and U.S. Gulf of Mexico rig fleets, updated monthly.

Company Description: International Tubular Services Limited

International Tubular Services Limited (ITS), a subsidiary of ITS Tubular Services (Holdings) Limited, is a leading independent provider of rental tools and well services to E&P operators and drilling contractors in international markets. Principal activities are renting drilling tubulars and pressure control equipment and providing casing running and fishing services. ITS serves an extensive customer base of E&P companies, drilling contractors and service companies from 22 operating facilities primarily located in the Middle East, Latin America, U.K. and Europe, and the Asia-Pacific region.

Contact Information:

•	Investor Relations: Richard Bajenski, Director, Investor Relations – (281) 406-2030

•	Media Relations: Stephanie Dixon, Manager, Marketing & Corporate Communications – (281) 406-2212

Cautionary Statement:

This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts that address activities, events or developments that the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about the proposed settlement of the Company’s DOJ and SEC investigations, anticipated future financial or operational results; the outlook for rig utilization and dayrates; general industry conditions such as the demand for drilling and the factors affecting demand; competitive advantages such as technological innovation; future operating results of the Company’s rigs, rental tools operations and projects under management; capital expenditures; expansion and growth opportunities; acquisitions or joint ventures; asset sales; successful negotiation and execution of contracts; scheduled delivery of drilling rigs for operation; the strengthening of the Company’s financial position; increases in market share; outcomes of legal proceedings and investigations; compliance with credit facility and indenture covenants; and similar matters. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes that its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to changes in worldwide economic and business conditions that could adversely affect market conditions, fluctuations in oil and natural gas prices that could reduce the demand for drilling services, changes in laws or government regulations that could adversely affect the cost of doing business, our ability to refinance our debt and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission. See “Risk Factors” in the Company’s Annual Report filed on Form 10-K and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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